UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

INFODATA SYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-10416	16-0954695
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)	Identification No.)

13454 Sunrise Valley Drive, Suite 500, Herndon, Virginia	20171
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-5205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        The Audit Committee of the Board of Directors of Infodata Systems Inc. (the “Company”) concluded on March 17, 2005 that the previously issued interim financial statements of the Company for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, as set forth in Quarterly Reports on Forms 10-QSB for such quarters, should no longer be relied on because of an inadvertent bookkeeping error in which an aggregate of $94,000 of revenue was counted twice on two government contracts. The duplicate revenue resulted in an erroneous $94,000 overstatement of revenue, gross profit and net income for the quarter ended March 31, 2004.

        The error was identified by management in connection with the preparation of the Company’s financial statements for the year ended December 31, 2004. The matter was brought to the attention of the Company’s senior executive management by the Company’s Controller on or about March 11, 2005, and the Audit Committee of the Company’s Board of Directors and Grant Thornton LLP, the Company’s independent auditor, were advised of the matter promptly thereafter.

        Although the previously reported statements of operations for the three month periods ended June 30, 2004 and September 30, 2004 are unaffected by the error, the reported statement of operations for the cumulative six-month and nine-month periods ended June 30, 2004 and September 30, 2004, respectively, were similarly overstated by the $94,000 amount. In addition, the Company’s previously reported accounts receivable and shareholders’ equity at March 31, 2004, June 30, 2004 and September 30, 2004 were each overstated by such $94,000 amount.

        The following table sets forth the statement of operations and balance sheet data previously reported in the Forms 10-QSB last year, and the corrected amounts:

2

Infodata Systems Inc. and Subsidiaries
Consolidated Statement of Operations and Balance Sheet Data
(Dollar amounts in thousands)

	Three months Ended March 31, 2004	Six Months Ended June 30, 2004	Nine Months Ended September 30, 2004
Revenue:
As Reported	$2,242	$4,671	$7,237
As Corrected	$2,148	$4,577	$7,143
Gross Profit:
As Reported	$ 959	$2,043	$3,214
As Corrected	$ 865	$1,949	$3,120
Net Income:
As Reported	$ 123	$1,023	$1,126
As Corrected	$ 29	$ 929	$1,032
	March 31, 2004	June 30, 2004	September 30, 2004
Accounts Receivable:
As Reported	$1,809	$1,995	$2,122
As Corrected	$1,715	$1,901	$2,028
Shareholders' Equity:
As Reported	$2,320	$3,284	$3,492
As Corrected	$2,226	$3,190	$3,398

        The Company plans promptly to file amendments to its Forms 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 with restated financial statements correcting the above error. Management is taking steps to enhance its internal control over financial reporting designed to prevent a recurrence of the error discussed above.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (b)    Resignation of Controller. On March 16, 2005, Laura L. Sullivan provided written notice to the Company of her resignation as Controller and principal accounting officer of the Company. The Company and Ms. Sullivan expect that she will continue to be employed in the Accounting Department of the Company until a new Controller is employed, at which time she will move into a new financial role in support of general corporate operations.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFODATA SYSTEMS INC.
Date: March 21, 2005	By: /s/ Norman F. Welsch
Norman F. Welsch
Chief Financial Officer

4